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                                                                    EXHIBIT 4.27

                             1998 AMENDMENT TO THE
                        POOLING AND SERVICING AGREEMENT

     This AMENDMENT TO THE POOLING AND SERVICING AGREEMENT (the "Agreement") is dated as of June 1, 1998, and is by and between FCC National Bank (the "Bank"), as seller and servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") for the First Chicago Master Trust II (the "Trust") under the Pooling and Servicing Agreement dated as of June 1, 1990, by and between the Bank and the Trustee (such agreement, as amended and supplemented to the date hereof, the "Pooling Agreement"). Unless the context otherwise requires, capitalized terms used herein and not defined shall have the meaning given them in the Pooling Agreement.

     WHEREAS, Section 13.01(a) of the Pooling Agreement permits the amendment of the Pooling Agreement on the terms and conditions therein specified;

     WHEREAS, the Bank and the Trustee desire to amend the Pooling Agreement as provided herein;

     NOW THEREFORE, for good consideration the parties hereto agree as follows:

                                   ARTICLE I
                      Amendments to the Pooling Agreement
                      -----------------------------------

     Section 1.1.  The following definitions of Section 1.01 of the Pooling
     -----------
Agreement shall be amended by deleting the current definition in Section 1.01 and substituting in its place the following:

          "Collections" shall mean all payments by or on behalf of Obligors
           -----------
(excluding Recoveries generally, but including Eligible Net Recoveries) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or any other form of payment in accordance with the Credit Card Agreement in effect from time to time.

          "Recoveries" shall mean all amounts received, including Insurance
           ----------
Proceeds and the proceeds of any bulk sale, by the Servicer with respect to Receivables which have previously become Defaulted Receivables; provided, however, that "Recoveries" shall not include any amounts received by the Servicer with respect to the Receivables in any Account if, and after, such Account has been "reaffirmed" by the Obligor thereon consistent with Requirements of Law applicable to a reaffirmation of indebtedness by a bankrupt Person.

     Section 1.2.  The following definitions are added to Section 1.01 of the
     -----------
Pooling Agreement to be inserted in such agreement in their alphabetical order:

          "Net Recoveries" shall mean all Recoveries net of any out-of-pocket
           --------------
costs and expenses of collection (including attorneys' fees and expenses deducted therefrom) and certain post-chargeoff adjustments.
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          "Eligible Net Recoveries" shall mean those Net Recoveries with respect
           -----------------------
to Receivables which became Defaulted Receivables on and after July 1, 1992 but only if such Receivables were Trust Assets at the time of charge-off.

          "Net Recoveries Amount" shall mean, for any Distribution Date, the
           ---------------------
amount of Eligible Net Recoveries received by the Servicer with respect to the second calendar month preceding the month in which the Distribution Date occurs.

     Section 1.3.  Section 2.01 of the Pooling Agreement shall be amended by
     -----------
deleting the following phrase from end of the first sentence thereof towit, "but excluding all Recoveries relating thereto".

     Section 1.4.  Section 2.02(d) of the Pooling Agreement shall be amended by
     -----------
deleting the parenthetical in the first sentence thereof towit, "(excluding Recoveries relating thereto)" and substituting in its place the following parenthetical "(including the Recoveries relating thereto)".

     Section 1.5.  Section 2.04(a)(v) of the Pooling Agreement shall be
     -----------
amended by deleting the phrase "excluding Recoveries relating thereto" in the first sentence thereof and substituting in its place the following phrase "including Recoveries relating thereto".

     Section 1.6.  A new Section 2.11 shall be added to the Pooling Agreement
     -----------
which shall read as follows:

               Section 2.11   Repayment of Recoveries That Are Not Eligible Net
                              -------------------------------------------------
               Recoveries.  The Trust shall pay to the Seller all Recoveries
               -----------
               received by the Trust which are not Eligible Net Recoveries.

     Section 1.7.  Section 3.01(b) of the Pooling Agreement shall be amended by
     -----------
adding the following to end of the second sentence thereof:

     "(vi) to take any and all actions which it may deem necessary, appropriate or desirable with respect to the servicing of Defaulted Receivables and the management and supervision of Recoveries, including but not limited, to the entering into of one or more transactions for the sale or transfer of Defaulted Receivables at such prices and upon such terms as the Servicer, in its sole discretion, shall deem to be appropriate; and (vii) to enter into such contracts, agreements or other documents which it may deem necessary, appropriate or desirable to effectuate any of the foregoing authorizations or empowerments."

     Section 1.8.  Section 4.01(e) of the Pooling Agreement shall be amended by
     -----------
adding the following sentence at the end of such section:

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          "Notwithstanding anything to the contrary contained herein, for purposes of this Agreement and any Supplement, the Net Recoveries Amount shall be treated as Finance Charge Receivables."

     Section 1.9. Section 4.01 the Pooling Agreement shall be amended by adding
     -----------
the following as subsection (i) thereto:

     "(i) Net Recoveries Amount. On or prior to each Determination Date, the Servicer shall determine the Net Recoveries Amount to be included in Collections of Finance Charge Receivables with respect to the related Distribution Date. Subject to Subsection 4.01(g) hereof, not later than 12:00 noon, Chicago Illinois time, on each Transfer Date, the Seller or Servicer, as the case may be, shall deposit into the Collection Account in immediately available funds the Net Recoveries Amount to be included as Finance Charge Receivables for the related Distribution Date."

     Section 1.10.  Exhibit A to the Pooling Agreement shall be amended by
     ------------
deleting clause (iii) of the second full paragraph of the exhibit and substituting it with the following clause:

     "(iii) funds collected or to be collected from Obligors in respect of the Receivables (other than Recoveries generally, but including Eligible Net Recoveries),"

     Section 1.11.  Exhibit A to the Pooling Agreement shall be amended by
     ------------
adding the following sentence to the fourth full paragraph of Exhibit A:

          "Finance Charge Receivables also include the Eligible Net Recoveries allocable to the Accounts."

     Section 1.12.  Exhibit B to the Pooling Agreement shall be amended by
     ------------
deleting the first sentence of Section 3(a) of Exhibit B and substituting the following sentence:

          "The Seller does hereby transfer, assign, set over and otherwise convey to the Trust for the benefit of Certificateholders, without recourse (except as expressly provided in the Pooling and Servicing Agreement) all of its right, title and interest in, to and under the Receivables now existing and hereafter created [of any Eligible Accounts in Billing Cycles[s]______________that meet the definition of Automatic Additional Accounts], all monies due or to become due and all amounts received with respect thereto after the applicable Addition Date and all proceeds thereof including the Recoveries relating thereto."

     Section 1.13.  Exhibit B to the Pooling Agreement shall be amended by
     ------------
deleting the first sentence of Section 5(e) and substituting the following sentence:

          "This Assignment constitutes a valid transfer and assignment to the Trust of all

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          right, title and interest of the Seller in the Receivables and the proceeds thereof, including the Recoveries related thereto or, if this Assignment does not constitute a valid transfer and assignment of such property, it constitutes a grant of a "security interest" (as defined in the UCC as in effect in the States of New York, Delaware and Illinois) in such property to the Trust, which in the case of the existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation.

     Section 1.14.  Exhibit C to the Pooling Agreement shall be amended by
     ------------
deleting Section 3(a) in its entirety and substituting the following:

          "(a) The Trustee does hereby transfer, assign, set-over and otherwise convey to the Seller, without recourse on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof including all Recoveries relating thereto."

     Section 1.15.  Exhibit D to the Pooling Agreement is amended to be deleted
     ------------
in its entirety and substituted with the revised Exhibit D attached hereto as Attachment A.

                                   ARTICLE II
                                 Miscellaneous
                                 -------------

     Section 2.1.  GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN
     -----------   -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 2.2.  Severability.  If any one or more of the covenants,
     -----------   ------------
agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

     Section 2.3.  Counterparts.  This Amendment may be executed in one or more
     -----------   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 2.4.  Effective Date.  This Agreement shall be effective for
     -----------   ---------------
allocations and

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payments to be made for the July 1998 Distribution Date and the determinations required by this Agreement shall be made by the Servicer for the Determination Date related to the July 1998 Distribution Date.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed as of the day and year first above written.


                                                FCC NATIONAL BANK
                                                  as Seller and Servicer

                                                /s/ Peter J. Nowak, Jr.
                                                -------------------------------
                                                Peter J. Nowak, Jr.
                                                Chief Financial Officer


                                                NORWEST BANK MINNESOTA,
                                                  NATIONAL ASSOCIATION
                                                  as Trustee


                                                /s/ Michael W. G. Bjorgan
                                                -------------------------------
                                                Name: Michael W. G. Bjorgan
                                                Title: Corporate Trust Officer

                                       6
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Attachment A

                                                                       Exhibit D


                     FORM OF MONTHLY SERVICER'S CERTIFICATE
                (To be delivered pursuant to Subsection 3.04(b)
                   of the Agreement on the Determination Date
                         preceding a Distribution Date)

          -----------------------------------------------------------

                         FIRST CHICAGO MASTER TRUST II

          ------------------------------------------------------------


     The undersigned, a duly authorized representative of FCC National Bank ("FCCNB"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of June 1, 1990 (the "Pooling and Servicing Agreement"), by and between FCCNB, as Seller and Servicer, and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify as follows:

          1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

          2. FCCNB is as of the date hereof the Seller and the Servicer under the Pooling and Servicing Agreement.

          3.   The undersigned is a Servicing Officer.

          4.   The aggregate amount of Collections processed for the Due Period for this Distribution Date was equal to .............................
          ................$_____________

          5. (a) The aggregate amount of such Collections allocated to Principal Receivables for the Due Period for this Distribution Date was equal to ......................................................
          .........................................$______________

             (b) The aggregate amount of such Collections allocated to Finance Charge Receivables for the Due Period for this Distribution Date was equal to .............................................................
          ..................................$______________

          6. (a) The aggregate Interchange Amount (which will be included as Finance Charge Receivables for all Series) for this Distribution Date was equal to .........................................................
          .......................................$______________

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              (b) The aggregate Net Recoveries Amount (which will be included as
          Finance Charge Receivables for all Series) for this Distribution Date was equal to .........................................................
          ........................................$_____________

          7. The Invested Percentage of Collections allocated to Principal Receivables for the Due Period was equal to for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          8. The Invested Percentage of Collections allocated to Finance Charge Receivables for the Due Period was equal to for:


                    Series____.......................................__________%
                    Series____.......................................__________%

          9. The Invested Percentage with respect to the Investor Default Amount for the Due Period was equal to for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          10. The aggregate amount of drawings or payments, if any, under the Enhancement, if any, required to be made on the next succeeding Distribution Date is equal to for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          11. The amount of interest due on the Cash Collateral Account loan, if applicable, required to be paid on the next Distribution Date is equal to for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          12. The amount of Monthly Servicing Fee required to be paid on the next succeeding Distribution Date is equal to for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          13. The aggregate amount payable to the Interest Funding Account, if applicable, on the succeeding Transfer Date is equal to for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          14. The aggregate amount payable to Investor Certificateholders on the succeeding Distribution Date in respect of interest is equal to for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          15. The aggregate amount payable to the Principal Funding Account, if applicable, on the succeeding Transfer Date is equal to for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          16. The aggregate amount payable to Investor Certificateholders on the succeeding Distribution Date in respect of principal is equal to for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          17. The excess, if any, of the First Chicago Amount over the Aggregate Principal Receivables required to be maintained pursuant to the Agreement for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          18.  The First Chicago Amount for the Due Period divided by Aggregate
          Principal Receivables for the Due Period..............................
          .......................__________%

          19.  The Minimum First Chicago Interest Percentage for:

                    Series____.......................................__________%
                    Series____.......................................__________%

          20. Attached hereto is a true and correct copy of the statement required to be delivered by the Servicer on the date of this Certificate to the Trustee in respect of each Series outstanding pursuant to Section 5.02(a) of the Agreement, if applicable.

          21. As of the date hereof, to the best knowledge of the undersigned, no default in the performance of the obligation of the Servicer under the Pooling and Servicing Agreement has occurred or is continuing except as follows: [set forth in detail the (i) nature of such default, (ii) the action taken by the Seller and Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert "None"].

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

          22. As of the date hereof [no Liquidation Event has been deemed to have occurred for the Due Period for this Payment Date] [a Liquidation Event has occurred with respect to Series____].

          23. As of the date hereof, to the best knowledge of the undersigned, no Lien had been placed on any of the Receivables other than the Lien granted by the Pooling and Servicing Agreement (or, if there is a Lien, such Lien consists of __________).

          24. During the preceding Due Period, the number of newly-originated Accounts was_________________.

     IN WITNESS WHEREOF, the undersigned had duly executed and delivered this certificate this ____ day of ____________________, 19__.


                                                FCC NATIONAL BANK
                                                   as Servicer


                                                By_____________________
                                                    Servicing Officer


                                                By_____________________
                                                    Servicing Officer

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